Exhibit 99.1

**EVTV Envirotech Welcomes Visionary Entrepreneur Brock Pierce to Board of Directors**

**August 29, 2024 — Osceola, AR** — Envirotech Vehicles (NASDAQ: EVTV), a leading innovator in the electric commercial vehicle industry, is proud to announce the appointment of Brock Pierce, a renowned crypto entrepreneur, futurist, and philanthropist, to its Board of Directors. Brock’s addition to the board marks a significant milestone for EVTV as the company accelerates its mission to revolutionize sustainable transportation, particularly in the delivery and postal service sectors.

Brock Pierce is a name synonymous with innovation. With a storied career that spans technology, cryptocurrency, and venture capital, Brock has built a reputation as one of the most forward-thinking entrepreneurs of our time. His involvement with EVTV is set to propel the company to the forefront of the electric vehicle (EV) industry, leveraging his extensive network, strategic vision, and unmatched ability to raise capital.

Phil Oldridge, CEO of Envirotech Vehicles, shared his excitement about Brock joining the board: “We are thrilled to welcome Brock Pierce to our Board of Directors. Brock’s deep expertise in technology and cryptocurrency, coupled with his proven track record of launching and scaling groundbreaking companies, will be invaluable as we push the boundaries of what’s possible in the electric commercial vehicle space. His visionary leadership will help drive our growth and solidify EVTV as a leader in sustainable transportation.”

Brock’s strategic insights are expected to infuse a fresh perspective into EVTV’s operations, particularly in integrating cutting-edge technology and blockchain innovation. His influence is poised to amplify EVTV’s brand presence and attract significant investment opportunities, further strengthening the company’s position as a key player in the rapidly expanding EV market.

In his statement, Brock Pierce expressed his enthusiasm for joining EVTV: “I’m honored to join the Board of Directors at EVTV, a company that is not only at the forefront of the electric vehicle revolution but also deeply committed to making a lasting impact on our planet. The future of transportation is electric, and I believe EVTV is uniquely positioned to lead this charge. I look forward to working closely with Phil and the entire team to accelerate the adoption of sustainable commercial vehicles and explore new avenues for growth in this dynamic industry.”

Brock’s association with EVTV is expected to enhance the company’s strategic direction, driving innovation and expanding its influence in the global market. As a leading voice in technology and entrepreneurship, Brock’s involvement will be a pivotal factor in the company’s future success.

**About Envirotech Vehicles**

Envirotech Vehicles (NASDAQ: EVTV) is a pioneering company dedicated to designing and manufacturing electric commercial vehicles that offer sustainable, efficient, and cost-effective transportation solutions. Committed to driving the future of mobility, EVTV is at the forefront of the electric vehicle revolution, pushing the boundaries of innovation and sustainability. For more information, visit www.evtvusa.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects, or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions, and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in reports filed by Envirotech Vehicles, Inc. with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expected," "believes," "strategy," "opportunity," "anticipated," "outlook," "designed," and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Envirotech Vehicles undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances, or unanticipated events.

Contact:

Envirotech Vehicles, Inc.

Franklin Lim, Chief Financial Officer

Telephone: (870) 970-3355 ext. 1005

Email: franklin.l@evtvusa.com

SOURCE: Envirotech Vehicles, Inc.